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                                                                     EXHIBIT 5.1

                               [HMS&C LETTERHEAD]

                                 March 24, 2000

Somanetics Corporation
1653 East Maple Road
Troy, Michigan  48083-4208

Ladies and Gentlemen:

         We have represented Somanetics Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-1 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,200,000 of the Company's Common Shares, par value $0.01 a share (the "Common Shares"). The Common Shares are being registered for resale by Kingsbridge Capital Corporation ("Kingsbridge"). The Common Shares being resold by Kingsbridge are issuable by the Company pursuant to a Private Equity Line Agreement, dated as of March 6, 2000, between the Company and Kingsbridge (the "Equity Line Agreement") or pursuant to the exercise of a Warrant, dated as of March 6, 2000, issued by the Company to Kingsbridge (the "Warrant").

         Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that the Common Shares covered by the Registration Statement have been duly authorized and, when issued and sold by the Company as described in the Registration Statement and in the manner set forth in the Equity Line Agreement or the Warrant referred to in the Registration Statement, in the amount approved by the Company, against payment therefor, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving such consents, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission under the Securities Act.

                                                    Very truly yours,



                                         /s/ HONIGMAN MILLER SCHWARTZ AND COHN
RJK